Exhibit 10.3

March 13, 2026

AMENDMENT #2 TO CONVERTIBLE PROMISSORY NOTE

This Amendment #2 to Convertible Promissory Note (this “Amendment #2”) is entered into as of March 12, 2026, by and between Avondale Capital, LLC, a Utah limited liability company (“Lender”), and Outlook Therapeutics, Inc., a Delaware corporation (“Borrower”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Note (as defined below).

A.            Borrower previously issued to Lender that certain Convertible Promissory Note in the original principal amount of $33,100,000.00 dated March 13, 2025 (the “Note”) pursuant to that the certain Securities Purchase Agreement between Borrower and Lender dated January 31, 2025 (the “Purchase Agreement,” and together with the Note and all documents entered into in connection therewith, the “Transaction Documents”).

B.            Lender and Borrower entered into that certain Amendment to Convertible Promissory Note dated as of June 26, 2025 (the “First Amendment”).

C.            Lender and Borrower desire to further amend the Note on the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.            Recitals. Each of the parties hereto acknowledges and agrees that the recitals set forth above in this Amendment #2 are true and accurate and are hereby incorporated into and made a part of this Amendment #2.

2.            Extension. The Maturity Date for the Note is hereby extended until December 31, 2026.

3.            Representations and Warranties. In order to induce Lender to enter into this Amendment #2, Borrower, for itself, and for its affiliates, successors and assigns, hereby acknowledges, represents, warrants and agrees as follows:

(a)            Borrower has full power and authority to enter into this Amendment #2 and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action. No consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Amendment #2 or the performance of any of the obligations of Borrower hereunder.

(b)            There is no fact known to Borrower which Borrower has not disclosed to Lender on or prior to the date of this Amendment #2 which would materially and adversely affect the understanding of Lender expressed in this Amendment #2 or any representation, warranty, or recital contained in this Amendment #2.

(c)            Except as expressly set forth in this Amendment #2, Borrower acknowledges and agrees that neither the execution and delivery of this Amendment #2 nor any of the terms, provisions, covenants, or agreements contained in this Amendment #2 shall in any manner release, impair, lessen, modify, waive, or otherwise affect the liability and obligations of Borrower under the terms of the Transaction Documents.

(d)            Borrower has no defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action of any kind or nature whatsoever against Lender, directly or indirectly, arising out of, based upon, or in any manner connected with, the transactions contemplated hereby, whether known or unknown, which occurred, existed, was taken, permitted, or begun prior to the execution of this Amendment #2 and occurred, existed, was taken, permitted or begun in accordance with, pursuant to, or by virtue of any of the terms or conditions of the Transaction Documents. To the extent any such defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action exist or existed, such defenses, rights, claims, counterclaims, actions and causes of action are hereby waived, discharged and released. Borrower hereby acknowledges and agrees that the execution of this Amendment #2 by Lender shall not constitute an acknowledgment of or admission by Lender of the existence of any claims or of liability for any matter or precedent upon which any claim or liability may be asserted.

(e)            As of the date hereof, no Event of Default (as defined in the Note) has occurred and is continuing under the Note or any other Transaction Document.

4.            Certain Acknowledgments. Each of the parties acknowledges and agrees that no property or cash consideration of any kind whatsoever has been or shall be given by Lender to Borrower in connection with the amendment to the Note granted herein.

5.            Other Terms Unchanged. The Note, as amended by the First Amendment and this Amendment #2 remains and continues in full force and effect, constitutes legal, valid, and binding obligations of each of the parties, and is in all respects agreed to, ratified, and confirmed. Any reference to the Note after the date of this Amendment #2 is deemed to be a reference to the Note as amended by this Amendment #2. If there is a conflict between the terms of this Amendment #2 and the Note, the terms of this Amendment #2 shall control. No forbearance or waiver may be implied by this Amendment #2. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment #2 shall not operate as a waiver of, or as an amendment to, any right, power, or remedy of Lender under the Note, as in effect prior to the date hereof. For the avoidance of doubt, this Amendment #2 shall be subject to the governing law, venue, and Arbitration Provisions, as set forth in the Note.

6.            No Reliance. Borrower acknowledges and agrees that neither Lender nor any of its officers, directors, members, managers, equity holders, representatives or agents has made any representations or warranties to Borrower or any of its agents, representatives, officers, directors, or employees except as expressly set forth in this Amendment #2 and the Transaction Documents and, in making its decision to enter into the transactions contemplated by this Amendment #2, Borrower is not relying on any representation, warranty, covenant or promise of Lender or its officers, directors, members, managers, equity holders, agents or representatives other than as set forth in this Amendment #2.

7.            Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

8.            Further Assurances. Each party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Amendment #2 and the consummation of the transactions contemplated hereby.

[Remainder of page intentionally left blank; signature page follows]

March 13, 2026

IN WITNESS WHEREOF, the undersigned have executed this Amendment #2 as of the date set forth above.

LENDER:

Avondale Capital, LLC

By:	/s/ John M. Fife
John M. Fife, President

BORROWER:

Outlook Therapeutics, Inc.

By:	/s/ Lawrence Kenyon
Lawrence Kenyon, Chief Financial Officer

[Signature Page to Amendment #2 to Convertible Promissory Note]